UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2024
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-07626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Sensient Technologies Corporation (the “Company”) issued a press release on February 8, 2024, disclosing its results of operations for its quarter and year ended December 31, 2023, and its financial condition at that date. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 (including Exhibit 99.1) is intended to be furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 8, 2024, the Company announced its portfolio optimization plan (the “Plan”) to undertake an effort to optimize certain production facilities and improve efficiencies within the Company. As part of the Plan, in the Flavors & Extracts segment, the Company is evaluating the potential closure of its manufacturing facility in Felinfach, Wales, United Kingdom, the potential closure of its sales office in Granada, Spain, and the potential centralization and elimination of certain selling and administrative positions. In addition, in the Color segment, the Company is closing a manufacturing facility in Delta, British Columbia, Canada, closing a sales office in Argentina, and centralizing and eliminating certain production positions as well as potentially eliminating some selling and administrative positions. The Company expects the Plan to be substantially completed by the end of 2025, subject to local law and consultation requirements and the Company’s business needs.

Given the consultation requirements, the Company cannot provide a final, definitive financial impact. If all contemplated actions were taken, the Company would expect that the Plan would reduce annual operating costs by approximately $8 million to $10 million, with the full benefit expected to be achieved after 2025.

If all contemplated actions were taken, the Company would also expect the Plan to cost approximately $40 million, including approximately $8 million in future cash expenditures in connection with the Plan. The expected total Plan costs are primarily related to non-cash impairment charges (approximately $22 million), employee separation costs (approximately $5 million), and non-cash inventory charges (approximately $3 million).

If all contemplated actions were taken, the Company would potentially reduce headcount by approximately 130 positions, which would be primarily in the Flavors & Extracts and Color segments, related to certain production and selling and administrative positions. As discussed, decisions regarding the elimination of positions are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs.

This Item 2.05 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to expected costs and expected cost savings. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may be distracting to employees and management; and the risk that the Company’s restructuring efforts (including the use of any expense savings therefrom) and the Company’s strategic and operating initiatives may not generate their intended benefits to the extent or as quickly as anticipated. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs, and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2024, Stephen J. Rolfs, Senior Vice President and Chief Financial Officer of the Company, provided notice of his intent to retire from his employment with the Company on June 30, 2024. On February 8, 2024, the Company announced that Tobin Tornehl, the Company’s current Vice President, Controller and Chief Accounting Officer, will succeed Mr. Rolfs as the Company’s Vice President and Chief Financial Officer and principal financial officer upon the effectiveness of Mr. Rolfs’s retirement. Mr. Tornehl’s biographical information is set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2023, and such information is incorporated herein by reference.

In connection with Mr. Tornehl’ s appointment, he will (1) receive a base salary of $400,000, (2) continue to participate in the Company’s annual incentive plan for fiscal year 2024, with a prorated target bonus of 65% of his base salary, and (3) receive long-term equity incentive awards consistent with the awards granted to the Company’s executives relative to his position and experience, including a prorated award at the time he assumes his new position. Mr. Tornehl will continue to be eligible to participate in all employee benefit plans generally available to executives of the Company, which are more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2023.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Tornehl or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Tornehl and any of the Company’s directors or executive officers. The appointment of Mr. Tornehl was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Item 7.01	Regulation FD Disclosure.

On February 8, 2024, the Company also posted an updated investor presentation for its quarter and year ended December 31, 2023, on the “Investor Information” section of its website.  A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 (including Exhibit 99.2) is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit Number	Description
99.1	Sensient Technologies Corporation Earnings Press Release for the Quarter and Year Ended December 31, 2023.
99.2	Sensient Technologies Corporation Investor Presentation – Q4 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Senior Vice President, General Counsel, and Secretary

Date:	February 8, 2024